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                                                                    EXHIBIT 21

                               VLSI TECHNOLOGY, INC.

                                   SUBSIDIARIES


1.   ComAtlas S.A., incorporated under the laws of France.

2.   Creative System Solutions GmbH, incorporated under the laws of Germany.

3.   Creative System Solutions, Inc., incorporated under the laws of Canada.

4. VLSI Foreign Sales Corporation, incorporated under the laws of the U.S. Virgin Islands

5. VLSI Technology (UK) Holdings Limited, incorporated under the laws of the United Kingdom

6.   VLSI Technology AG, incorporated under the laws of Switzerland.

7.   VLSI Technology Asia Limited, incorporated under the laws of Hong Kong.

8.   VLSI Technology France EURL, incorporated under the laws of France.

9.   VLSI Technology France Holding SARL, incorporated under the laws of
     France

10.  VLSI Technology GmbH, incorporated under the laws of Germany.

11.  VLSI Technology K.K., incorporated under the laws of Japan.

12.  VLSI Technology Limited, incorporated under the laws of the United
     Kingdom.

13. VLSI Technology Wireless Communication Research EURL, incorporated under the laws of France

14.   VLSITEX, Inc., incorporated under the laws of the State of Texas.